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[LOGO]                          Suite 3400                    Phone 515.243.2727
                                801 Grand Avenue
                                Des Moines, Iowa 50309-2764






                        CONSENT OF INDEPENDENT AUDITORS





We consent to the reference to our firm under the caption "Independent Accountants" in both the Prospectus and the Statement of Additional Information, and to the use of our report dated February 23, 1996 with respect to the statutory-basis financial statements and Schedules of AUSA Life Insurance Company, Inc., included in Registration Statement (Form N-3 Nos. 333-08543 and 811-07717) and related Prospectus of Diversified Investors Strategic Variable Funds.



                                        /s/ Ernst & Young LLP

Des Moines, Iowa
November 11, 1996






       Ernst & Young LLP is a member of Ernst & Young International, Ltd.